Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-147866, No. 333-135822, 333-117885, No. 333-127716, No. 333-32161, No. 333-57573, No. 333-86091, No. 333-45736, No. 333-67480, No. 333-97541 and No. 333-107700) of Iridex Corporation of our report dated March 30, 2007, relating to the consolidated financial statements and financial statement schedules as of December 30, 2006 and the two years then ended, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
April 10, 2008